EXHBIT 3.1

RESTATED AND AMENDED CERTIFICATE OF INCORPORATION OF
JET NEKO, INC.

ARTICLE I

The name of the Corporation is Jet Neko, Inc.

ARTICLE II

The registered office of the Corporation in the state of Delaware is 717 North Union Street, Wilmington, New Castle, Delaware 198053031. The registered agent in charge thereof at such address is Rita Carnevale.

ARTICLE III

The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

“The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.”

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is Five Billion (5,000,000,000) shares of common stock having a par value of one tenth of a cent (.001) per a share and 10,000,000 preferred stock having a par value of .01.

ARTICLE V

The name and mailing address of the sole incorporator of the Company is:

Shiryu Kobashikawa      2-3-48 Jet Neko, Inc., Ehiranishi,

Miyazaki-shi, Miyazaki 880-0051, Japan

ARTICLE VI

The power of the incorporator (s) shall terminate upon the filling of this certificate of incorporation, and the names and mailing addresses of the persons to serve as directors until the first annual meeting of stockholders or until successors are elected and qualify are:

Shiryu Kobashikawa       2-3-48 Jet Neko, Inc., Ehiranishi,
Miyazaki-shi, Miyazaki 880-0051, Japan

The number of members of the board of directors shall be fixed from time to time by the board of directors. If any vacancy occurs, the remaining directors by an affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of stockholders.

ARTICLE VII

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting or the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:

1.   The material facts as to his interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith  authorizes  the  contract  or  transaction  by  a  vote  sufficient  for  such  purpose  without counting the vote of the interested director or directors; or

2.   The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

3.   The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE VIII

The board of directors shall have the power to make, adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

Section 1.   No Personal Liability. The personal liability of any incorporator, director, officer, agent, or stockholder is hereby eliminated to the greatest extent possible as provided by Delaware law.

Section 2.   Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i)             for  any  breach  of  director’s  duty  of  loyalty  to  the  Corporation  or  its stockholders;

(ii)             for  acts  or  omissions  not  in  good  faith  or  which  involve  intentional misconduct or a knowing violation of law;

(iii)             under Section 174 of the Delaware General Corporation Law; or

(iv)             for any transaction from which the director derived an improper personal benefit.

Section 3.   Indemnification and Insurance.

(A)    Right to Indemnification.    Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an incorporator, director or officer, of the Corporation or is or was serving0 at the request of the Corporation as an Incorporator, director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service will respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as an incorporator, director, officer, employee or agent or in any other capacity while serving as an incorporator, director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such Amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in the Section shall be contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceedings, shall be made only upon delivery to the corporation of a proceedings, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its board of directors, provide indemnification to incorporators, employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(B)    Right of Claimant to Bring Suit.    If a claim under paragraph(a) of this Section is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claims. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(C)    Non-Exclusively  of  Rights.    The  right  to  indemnification  and  the  payment  or expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

(D)    Insurance.   The Corporation may maintain insurance, at its expense, to protect itself and any incorporator, director, officer, employee or agent of the Corporation or another corporation,  partnership,  joint  venture,  trust  or  other  enterprise  against  any  such  expense, liability  or  loss,  whether  or  not  the  Corporation  such  expense,  liability  or  loss  under  the Delaware General Corporation Law.

ARTICLE X

Every one (1) share of the Corporation’s common stock, par value $.001 per share (the “Common Stock”) issued and outstanding shall automatically be split and converted into ONE HUNDRED (100) shares of the Common Stock, par value of $.001 par share as of August 10, 2011.

The undersigned, for the purpose of forming a corporation under the laws of the state of Delaware, does amend, file and record this certificate, and does certify that the facts stated herein are true; and has executed this Certificate of Incorporation.

Dated this 12th day of September, 2011

Shiryu Kobashikawa, President